Exhibit 99.1

August 18, 2008
For 7:00 am EDT Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Robbin Moore-Randolph	Chris Ahearn
	704-758-3579	704-758-2304

LOWE’S REPORTS SECOND QUARTER SALES AND EARNINGS RESULTS

MOORESVILLE, N.C.  – Lowe’s Companies, Inc. (NYSE: LOW), the world’s second largest home improvement retailer, today reported net earnings of $938 million for the quarter ended August 1, 2008, a 7.9 percent decline from the same period a year ago.  Diluted earnings per share declined 4.5 percent to $0.64 from $0.67 in the second quarter of 2007.  For the six months ended August 1, 2008, net earnings declined 12.1 percent to $1.54 billion while diluted earnings per share declined 8.7 percent to $1.05.

Sales for the quarter increased 2.4 percent to $14.5 billion, up from $14.2 billion in the second quarter of 2007.  For the six months ended August 1, 2008, sales increased 0.7 percent to $26.5 billion.  Comparable store sales for the second quarter declined 5.3 percent and declined 6.7 percent in the first half of 2008.

“Our sales results for the quarter, while better than our forecast, reflect the realities of the continuing macro economic pressures on our industry,” commented Robert A. Niblock, Lowe’s chairman and CEO.  “We saw relative strength in our seasonal sales as homeowners welcomed back spring and restored lawns and outdoor landscaping following the effects of last year’s drought in much of the country.  In addition, we believe our second quarter sales benefited from the economic impact of the fiscal stimulus tax rebates. Unfortunately, weakness in bigger ticket projects continues, particularly in markets most impacted by the housing downturn.

“Through disciplined expense controls we delivered solid earnings for the quarter,” Niblock added.  “We are encouraged by our results and our continued market share gains, but the macro economic factors pressuring consumers and the ongoing challenges and uncertainty of the financial markets suggest a cautious sales forecast for the balance of fiscal 2008 is prudent.  We remain focused on positioning the company for long-term success while managing through the near-term challenges of the current environment.”

During the quarter, Lowe’s opened 23 new stores.  As of August 1, 2008, Lowe’s operated 1,577 stores in the United States and Canada representing 178.6 million square feet of retail selling space, a 10.5 percent increase over last year.

A conference call to discuss second quarter 2008 operating results is scheduled for today (Monday, August 18) at 9:00 am EDT.  Please dial 888-817-4020 (international callers dial 706-679-8762) to participate.  A webcast of the call will take place simultaneously and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s Second Quarter 2008 Earnings Conference Call Webcast.  A replay of the call will be archived on Lowes.com until November 16, 2008.

Lowe’s Business Outlook

Third Quarter 2008 (comparisons to third quarter 2007)
•	The company expects to open approximately 38 new stores reflecting square footage growth of approximately 10 percent
•	Total sales are expected to increase 1 to 2 percent
•	The company expects comparable store sales to decline 5 to 7 percent
•
Earnings before interest and taxes as a percentage of sales (operating margin) is expected to decline approximately 290 basis points driven by the cycling of last year’s $112 million reduction in self-insurance reserves for workers compensation and general liability claims in addition to payroll, fixed cost and depreciation deleverage

•	Store opening costs are expected to be approximately $34 million
•	Diluted earnings per share of $0.27 to $0.31 are expected
•	Lowe’s third quarter ends on October 31, 2008 with operating results to be publicly released on Monday, November 17, 2008

Fiscal Year 2008 (comparisons to fiscal year 2007)
•	The company expects to open approximately 120 stores in 2008 reflecting total square footage growth of 7 to 8 percent
•	Total sales are expected to increase approximately 1 percent
•	The company expects comparable store sales to decline 6 to 7 percent
•	Earnings before interest and taxes as a percentage of sales (operating margin) is expected to decline approximately 180 basis points
•	Store opening costs are expected to be approximately $97 million
•	Diluted earnings per share of $1.48 to $1.56 are expected for the fiscal year ending January 30, 2009

Disclosure Regarding Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”).  Statements of the company’s expectations for sales growth, comparable store sales, earnings and performance, capital expenditures, store openings, the housing market, the home improvement industry, demand for services, and any statement of an assumption underlying any of the foregoing, constitute “forward-looking statements” under the Act.  Although the company believes that the expectations, opinions, projections, and comments reflected in its forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct. A wide-variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results expressed or implied by our forward-looking statements including, but not limited to, changes in general economic conditions, such as interest rate and currency fluctuations, higher fuel and other energy costs, slower growth in personal income and consumer spending, declining housing turnover, the availability of mortgage financing, inflation or deflation of commodity prices and other factors which can negatively affect our customers, as well as our ability to:  (i) respond to adverse trends in the housing industry and the level of repairs, remodeling, and additions to existing homes, as well as general reduction in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes designed to enhance our efficiency and competitiveness; (iii) attract, train, and retain highly-qualified associates; (iv) locate, secure, and successfully develop new sites for store development particularly in major metropolitan markets; (v) respond to fluctuations in the prices and availability of services, supplies, and products; (vi) respond to the growth and impact of competition; (vii) address legal and regulatory developments; and (viii) respond to unanticipated weather conditions that could adversely affect sales.  For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” included in our Annual Report on Form 10-K to the United States Securities and Exchange Commission and the description of material changes, if any, in those “Risk Factors”  included in our Quarterly Reports on Form 10-Q.

The forward-looking statements contained in this news release speak only as of the date of this release and the company does not assume any obligation to update any such statements.

With fiscal year 2007 sales of $48.3 billion, Lowe’s Companies, Inc. is a FORTUNE® 50 company that serves approximately 14 million customers a week at more than 1,575 home improvement stores in the United States and Canada. Founded in 1946 and based in Mooresville, N.C., Lowe’s is the second-largest home improvement retailer in the world. For more information, visit Lowes.com.

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Lowe's Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share Data

	Three Months Ended				Six Months Ended
	August 1, 2008		August 3, 2007		August 1, 2008		August 3, 2007
Current Earnings	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent

Net sales	$14,509	100.00	$14,167	100.00	$26,519	100.00	$26,338	100.00

Cost of sales	9,527	65.66	9,284	65.53	17,371	65.50	17,195	65.29

Gross margin	4,982	34.34	4,883	34.47	9,148	34.50	9,143	34.71

Expenses:

Selling, general and administrative	3,014	20.78	2,839	20.04	5,738	21.65	5,524	20.97

Store opening costs	21	0.14	26	0.18	38	0.14	38	0.14

Depreciation	381	2.63	332	2.35	757	2.85	656	2.49

Interest - net	69	0.47	50	0.35	145	0.55	97	0.37

Total expenses	3,485	24.02	3,247	22.92	6,678	25.19	6,315	23.97

Pre-tax earnings	1,497	10.32	1,636	11.55	2,470	9.31	2,828	10.74

Income tax provision	559	3.86	617	4.36	925	3.49	1,070	4.07

Net earnings	$938	6.46	$1,019	7.19	$1,545	5.82	$1,758	6.67

Weighted average shares outstanding - basic	1,455		1,490		1,454		1,500

Basic earnings per share	$0.64		$0.68		$1.06		$1.17

Weighted average shares outstanding - diluted	1,473		1,518		1,477		1,530

Diluted earnings per share	$0.64		$0.67		$1.05		$1.15

Cash dividends per share	$0.085		$0.080		$0.165		$0.130

Retained Earnings

Balance at beginning of period	$15,835		$14,968		$15,345		$14,860
Cumulative effect adjustment[1]	-		-		-		(8)
Net earnings	938		1,019		1,545		1,758
Cash dividends	(125)		(119)		(242)		(194)
Share repurchases	-		(658)		-		(1,206)
Balance at end of period	$16,648		$15,210		$16,648		$15,210

[1] The Company adopted FIN 48, Accounting for Uncertainty in Income Taxes, effective February 3, 2007.

Lowe's Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited)	(Unaudited)
		August 1, 2008	August 3, 2007	February 1, 2008
Assets

Current assets:
Cash and cash equivalents		$477	$337	$281
Short-term investments (includes $39 million of trading securities at August 1, 2008)		377	325	249
Merchandise inventory - net		7,939	7,799	7,611
Deferred income taxes - net		275	209	247
Other current assets		236	181	298

Total current assets		9,304	8,851	8,686

Property, less accumulated depreciation		22,066	19,825	21,361
Long-term investments		798	627	509
Other assets		381	341	313

Total assets		$32,549	$29,644	$30,869
				.
Liabilities and shareholders' equity

Current liabilities:
Short-term borrowings		$189	$555	$1,064
Current maturities of long-term debt		31	85	40
Accounts payable		4,786	4,167	3,713
Accrued compensation and employee benefits		492	414	467
Self-insurance liabilities		736	726	671
Deferred revenue		816	819	717
Other current liabilities		1,478	1,274	1,079

Total current liabilities		8,528	8,040	7,751

Long-term debt, excluding current maturities		5,050	4,301	5,576
Deferred income taxes - net		641	628	670
Other liabilities		824	706	774

Total liabilities		15,043	13,675	14,771

Shareholders' equity:
Preferred stock - $5 par value, none issued		-	-	-
Common stock - $.50 par value;
Shares issued and outstanding
August 1, 2008	1,464
August 3, 2007	1,485
February 1, 2008	1,458	732	742	729
Capital in excess of par value		118	11	16
Retained earnings		16,648	15,210	15,345
Accumulated other comprehensive income		8	6	8

Total shareholders' equity		17,506	15,969	16,098

Total liabilities and shareholders' equity		$32,549	$29,644	$30,869

Lowe's Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Six Months Ended
	August 1, 2008	August 3, 2007
Cash flows from operating activities:
Net earnings	$1,545	$1,758
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	816	701
Deferred income taxes	(57)	3
Loss on property and other assets	30	17
Loss on redemption of long-term debt	8	-
Share-based payment expense	54	45
Changes in operating assets and liabilities:
Merchandise inventory - net	(328)	(655)
Other operating assets	52	56
Accounts payable	1,073	643
Other operating liabilities	675	510
Net cash provided by operating activities	3,868	3,078

Cash flows from investing activities:
Purchases of short-term investments	(467)	(368)
Proceeds from sale/maturity of short-term investments	245	524
Purchases of long-term investments	(723)	(1,102)
Proceeds from sale/maturity of long-term investments	520	589
Increase in other long-term assets	(37)	(23)
Property acquired	(1,620)	(1,698)
Proceeds from the sale of property and other long-term assets	20	26
Net cash used in investing activities	(2,062)	(2,052)

Cash flows from financing activities:
Net (decrease) increase in short-term borrowings	(873)	532
Proceeds from issuance of long-term debt	11	4
Repayment of long-term debt	(555)	(31)
Proceeds from issuance of common stock under employee stock purchase plan	39	40
Proceeds from issuance of common stock from stock options exercised	11	43
Cash dividend payments	(242)	(194)
Repurchase of common stock	(2)	(1,450)
Excess tax benefits of share-based payments	1	3
Net cash used in financing activities	(1,610)	(1,053)

Net increase (decrease) in cash and cash equivalents	196	(27)
Cash and cash equivalents, beginning of period	281	364
Cash and cash equivalents, end of period	$477	$337